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                                                                     Exhibit 10


                         Skadden, Arps, Slate, Meagher & Flom (Illinois)
                                     333 West Wacker Drive
                                  Chicago, Illinois 60606-1285




                                                            September 18, 1998



Van Kampen Series Fund, Inc.
1221 Avenue of the Americas
New York, New York 10020

            Re: Van Kampen Series Fund, Inc.
                Registration Statement on Form N-1A
                (File Nos. 33-51294 and 811-7140)
                -------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Van Kampen Series Fund, Inc. (the "Company"), a Maryland corporation, on behalf of each portfolio of the Company listed on Annex A hereto (the "Funds") in connection with the preparation of Post-Effective Amendment No. 25 to the Company's Registration Statement on Form N-1A (as amended, the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), with the Securities and Exchange Commission (the "Commission") on or about September 18, 1998. The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of shares of common stock, $0.001 par value per share, of the Company on behalf of the Funds (the "Shares").

     This opinion is delivered in accordance with the requirements of Item 24(b)(10) of Form N-1A under the 1933 Act and the 1940 Act.

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Van Kampen Series Fund, Inc.
September 18, 1998
Page 2


     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Amendment and Restatement of the Company's Charter dated September 20, 1995 as filed with the Secretary of State of the State of Maryland; (ii) the Articles Supplementary of the Company's Charter dated May 2, 1996 as filed with the Secretary of State of the State of Maryland; (iii) the Articles Supplementary of the Company's Charter dated August 30, 1996 as filed with the Secretary of State of the State of Maryland; (iv) the Articles of Transfer of the Company dated September 24, 1996 as filed with the Secretary of State of the State of Maryland; (v) the Articles Supplementary of the Company's Charter dated December 12, 1996 as filed with the Secretary of State of the State of Maryland; (vi) the Articles Supplementary of the Company's Charter dated May 29, 1998 as filed with the Secretary of State of the State of Maryland; (vii) the Articles Supplementary of the Company's Charter dated June 29, 1998 as filed with the Secretary of State of the State of Maryland; (viii) the Articles of Amendment to the Company's Charter dated as of July 14, 1998 as filed with the Secretary of State of the State of Maryland; (ix) the Articles Supplementary of the Company's Charter dated as of July 10, 1998 as filed with the Secretary of State of the State of Maryland (x) the By-Laws of the Company, as amended to date hereof; (xi) the resolutions adopted by the Board of Directors of the Company relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters; and (xii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or other copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Company or others.

     Members of this firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any jurisdiction other than matters relating to Maryland General Corporation Law and the federal laws of the United States of America to the extent referred to specifically herein.

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Van Kampen Series Fund, Inc.
September 18, 1998
Page 3

     Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Company on behalf of the Funds have been validly authorized and, assuming certificates therefor have been duly executed, countersigned, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 10 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                         Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)



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Van Kampen Series Fund, Inc.
September 18, 1998
Page 4


                                                                       Annex A

                     Portfolios of The Van Kampen Series Fund, Inc.

Van Kampen Emerging Markets Debt Fund
Van Kampen Global Fixed Income Fund
Van Kampen High Yield & Total Return Fund
Van Kampen Worldwide High Income Fund
Van Kampen Aggressive Equity Fund
Van Kampen American Value Fund
Van Kampen Equity Growth Fund
Van Kampen Mid Cap Growth Fund
Van Kampen U.S. Real Estate Fund
Van Kampen Value Fund
Van Kampen Asian Growth Fund
Van Kampen Emerging Markets Fund
Van Kampen Global Equity Fund
Van Kampen Global Equity Allocation Fund
Van Kampen International Magnum Fund
Van Kampen Japanese Equity Fund
Van Kampen Latin American Fund
Morgan Stanley Money Market Fund
Morgan Stanley TaxFree Money Market Fund
Morgan Stanley Government Obligations Money Market Fund
Van Kampen Growth and Income Fund II
Van Kampen European Equity Fund
Van Kampen Global Franchise Fund